Joinder to Term Note 4892-0584-0137, v. 1 JOINDER TO TERM NOTE As of January 28, 2022 Reference is made to a certain Term Note dated as of May 12, 2020, in the maximum aggregate principal amount of TWENTY FIVE MILLION FIFTY THOUSAND AND NO/100 DOLLARS ($50,000,000.00) (as the same may hereafter be amended, modified, supplemented or restated, the “Note”) made by the entities listed on Schedule 1 hereto and payable to WELLS FARGO BANK, NATIONAL ASSOCIATION. Each of the terms, conditions and definitions of said Note is specifically incorporated herein by reference. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Additional Borrower”) executes this Joinder to Term Note (this “Joinder”) in order to join as a maker of said Note and as a “Borrower” thereunder, agreeing to be bound, jointly and severally, by all and singular the terms thereof. 1. Joinder and Assumption of Obligations. Effective as of the date of this Joinder, the Additional Borrower hereby acknowledges that the Additional Borrower has received and reviewed a copy of the Note, and hereby acknowledges, covenants, and agrees to: (a) join in the execution of, and become a party to, the Note as a maker and Borrower thereunder, as indicated with its signature below; (b) be bound by all representations, warranties, covenants, agreements, liabilities and acknowledgments of each existing Borrower under the Note and the other Loan Documents, in each case, with the same force and effect as if such Additional Borrower was a signatory to the Note and the other Loan Documents and was expressly named as a maker or Borrower therein; and (c) assume all rights and interests and perform all applicable duties and Obligations of the existing Borrower under the Note and the other Loan Documents, jointly and severally with each existing Borrower. This Joinder shall be governed by, and construed in accordance with, the law of the State of New Jersey. [SIGNATURE PAGE FOLLOWS]

Joinder to Term Note 4892-0584-0137, v. 1 Schedule 1 Existing Borrowers 1. VILLAGE SUPER MARKET, INC., a corporation organized under the laws of the State of New Jersey 2. VILLAGE SUPER MARKET OF NJ, L.P., a limited partnership organized under the laws of the State of New Jersey 3. VILLAGE SUPERMARKET OF MARYLAND LLC, a limited liability company organized under the laws of the State of Maryland 4. VILLAGE SUPER MARKET OF PA, LLC, a limited liability company organized under the laws of the Commonwealth of Pennsylvania 5. VSM NEW MARKETS, LLC, a limited liability company organized under the laws of the State of New Jersey 6. VSM GOURMET, LLC, a limited liability company organized under the laws of the State of New York 7. VSM NY HOLDINGS LLC, a limited liability company organized under the laws of the State of New York 8. GREATER MORRISTOWN RESTAURANT, LLC, a limited liability company organized under the laws of the State of New Jersey 9. HANOVER AND HORSEHILL DEVELOPMENT LIMITED LIABILITY COMPANY, a limited liability company organized under the laws of the State of New Jersey 10. DELILAH PROPERTIES LLC, a limited liability company organized under the laws of the State of New Jersey 11. FIRE BRANDS INNOVATION LLC, a limited liability company organized under the laws of the State of New Jersey 12. VSM NY DISTRIBUTION LLC, a limited liability company organized under the laws of the State of New York